Exhibit 99.1

PURE Bioscience Appoints Darin Zehr to Board of Directors

EL CAJON, Calif. - (May 6, 2024) – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported the appointment of Darin Zehr to its Board of Directors, effective as of May 1, 2024.

Mr. Zehr joins as an independent director and will also serve as a member of PURE’s Audit Committee and Compensation Committee. Mr. Zehr brings extensive experience working in the food industry. Since 1990, he has held various roles in food quality and safety, sanitation, and operations management. He is the General Manager of Commercial Food Sanitation LLC (CFS). CFS, an Intralox Company, is a global food safety consulting and training organization that works across all food industry segments and has operations in North and South America, Europe, Asia, and Australia. Prior to this role, Mr. Zehr spent 22 years with Kraft Foods where he held numerous roles in operations, including Area Sanitation Manager, Business Unit Manager, and Plant Manager. He is Treasurer of the Board of Directors for Beaver Camp, a non-profit Christian Camping establishment, a former board member of the New York State Cheese Manufacturer’s Association, and former board member of the Lewis County General Hospital. Mr. Zehr received a Bachelor of Science degree in Chemistry from The State University of New York (SUNY) at Oswego. He lives in Northern New York with his wife of 30 years and has three adult children.

Mr. Zehr said, “I am excited to join the Board of Directors and engage with this great team supporting a product line that adds so much value.”

Robert Bartlett, Chief Executive Officer, said, “Mr. Zehr is a welcomed addition and we are honored to have his valuable food industry experience and insights on our Board.”

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE’s mailing address of 771 Jamacha Rd. #512, El Cajon, California 92019 (San Diego County area) serves as its official address for all business requirements. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2023, Form 10-Q for the fiscal first quarter ended October 31, 2023, and Form 10-Q for the fiscal second quarter ended January 31, 2024. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116